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                                                                  CONFORMED COPY

                    DISPOSITION AGREEMENT (this "Agreement") dated as of the
               17th day of May, 2000, among CROWN CASTLE INTERNATIONAL CORP., a Delaware corporation (the "Company"), CROWN CASTLE UK HOLDINGS LIMITED, a company incorporated under the laws of England and Wales ("CCUK"), which was formerly known as Castle Transmission Services (Holdings) Ltd, FRANCE TELECOM S.A., a company incorporated under the laws of France ("FT"), TELEDIFFUSION DE FRANCE INTERNATIONAL S.A. ("TDF"), a wholly owned indirect subsidiary of FT and a company incorporated in France, and TRANSMISSION FUTURE NETWORKS B.V., a wholly owned indirect subsidiary of FT and a company organized under the laws of the Netherlands ("TFN"), and the FINANCIAL INSTITUTIONS (as defined herein) that have executed counterpart signature pages hereto.

                              W I T N E S S E T H :

          WHEREAS TFN holds equity interests in the Company and CCUK, and FT proposes to enter into the Letter of Undertakings (as defined below) providing for the disposition of such equity interests; and

          WHEREAS, to facilitate consummation of the disposition of such equity interests and FT's compliance with the Letter of Undertakings, the Company, CCUK, FT, TDF and TFN desire to enter into this Agreement.

          NOW, THEREFORE, the Company, CCUK, FT, TDF and TFN, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

                                    ARTICLE I

                                   Definitions

         SECTION 1.01. Certain Defined Terms; Interpretation. (a) As used in this Agreement, capitalized terms shall have the meanings assigned to such terms as set forth below:

         "Additional FT Shares" has the meaning specified in Section 3.03.
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                  "Affiliate" and "Associate", when used with reference to any person, have the respective meanings ascribed to such terms in Rule 12b-2 of the Exchange Act, as in effect on the date of this Agreement.

                  A person shall be deemed the "beneficial owner" of, and shall be deemed to "beneficially own", and shall be deemed to have "beneficial ownership" of:

                  (i) any securities that such person or any of such person's Affiliates or Associates is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Exchange Act, as in effect on the date of this Agreement; and

                  (ii) any securities (the "underlying securities") that such person or any of such person's Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise (it being understood that such person shall also be deemed to be the beneficial owner of the securities convertible into or exchangeable for the underlying securities).

                  "Business Day" means any day that is not a Saturday, a Sunday, a bank holiday or any other day on which commercial banking institutions in New York, New York, Paris, France, or London, England, are not generally open for business.

                  "By-laws" means the By-laws of the Company, as amended from time to time.

                  "CCUK Shares" means the ordinary shares of 1p each of CCUK.

                  "CCUK Services Agreement" means the Amended and Restated Services Agreement dated August 1998 between CCUK and TDF, as amended.

                  "CCUK Shareholders Agreement" means the Shareholders Agreement dated August 1998 among the Company, CCUK and TDF, as amended.

                  "CCUK Warrants" means warrants to purchase CCUK Shares.

                  "Charter" means the certificate of incorporation of the Company, as amended from time to time.
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                  "Class A Stock" means the Company's Class A Common Stock,
$0.01 par value per share.

                  "Commission" means the Securities and Exchange Commission, or any other U.S. agency at the time administering the Securities Act and the Exchange Act.

                  "Common Stock" means shares of the Company's common stock, par value $0.01 per share.

                  "Contract" has the meaning set forth in Section 2.01(a).

                  "Equity Security" means any security which is an ordinary share, a preferred share or a common share or is classified as an equity security under U.S. generally accepted accounting principles, or any securities convertible or exchangeable for any such equity security.

                  "Equity Swap Agreements" has the meaning set forth in Section 4.01(b).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar U.S. securities statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Exchange Agreement" means the Share Exchange Agreement dated as of April 24, 1998, among the Company, CCUK, TDF, and TFN.

                  "Final Disposition Date" means the second anniversary of the Separation Date, or if the Registration Period has been extended pursuant to
Section 1.09 of Annex I hereto, the Registration Termination Date.

                  "Financial Institution" means any financial institution, including any trust, limited liability company or other entity formed for purposes of the transactions contemplated by the Equity Swap Agreements and wholly owned and exclusively controlled by such financial institution, reasonably acceptable to the Company.

                  "FT Credit Event" means (i) the cessation of activity by FT or the commencement of a voluntary winding-up procedure or any other equivalent procedure in respect of FT; (ii) subject to applicable law, the commencement of rehabilitation proceedings or any equivalent proceedings relating to FT; or
(iii) the commencement of liquidation proceedings or any other equivalent proceedings affecting FT.
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                  "FT Group" means FT and its Affiliates (other than the Company and its subsidiaries).

                  "FT Interest" means all Equity Securities of the Company or CCUK beneficially owned by a member of the FT Group.

                  "Governance Agreement" means the Governance Agreement dated as of August 21, 1998, among the Company, CCUK, TDF, and TFN, as supplemented as of May 17, 1999.

                  "Governmental Entity" has the meaning set forth in Section 2.01(a).

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

                  "Law" has the meaning set forth in Section 2.01(a).

                  "Letter of Undertakings" means the letter agreement published on May 10, 2000 between FT and the United Kingdom Secretary of State for Trade and Industry regarding the disposition of the FT Interest.

                  "Lien" has the meaning set forth in Section 2.01(a).

                  "Offering Expenses" has the meaning specified in Section 1.05 of Annex I hereto.

                  "Order" has the meaning set forth in Section 2.01(a).

                  "person" means an individual, corporation, limited liability company, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

                  "Permitted Transferee" with respect to any Financial Institution means one or more financial institutions (including any trust, limited liability company or other entity formed for purposes of such transfer and wholly owned and exclusively controlled by one or more of such financial institutions) reasonably acceptable to the Company to whom such Financial Institution transfers its Residual Shares in connection with an equity swap or similar transaction.

                  "Primary Shares" has the meaning set forth in Section 3.03.
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                  "Registered Offering" has the meaning set forth in Section
3.01.

                  "Registration Period" means (i) any period prior to the first anniversary of the Separation Date during which the Financial Institutions have the right to Transfer the Residual Shares pursuant to the last sentence of
Section 4.02(b) and (ii) the period beginning on the first anniversary of the Separation Date and ending on the Final Disposition Date.

                  "Registration Termination Date" has the meaning set forth in
Section 1.09 of Annex I hereto.

                  "Required Disposition Notice" has the meaning set forth in
Section 4.02(d).

                  "Residual Share Sale" has the meaning set forth in Section 4.01(a).

                  "Residual Shares" has the meaning set forth in Section
4.01(a).

                  "Restricted Shares" means each Residual Share held by a Financial Institution or a Permitted Transferee until the earlier of (i) the date on which such Residual Share has been effectively registered under the Securities Act and disposed of in accordance with the terms of this Agreement,
(ii) the date on which such Residual Share is distributed to the public pursuant to Rule 144 under the Securities Act or (iii) the date of any other disposition of such Residual Share by such Financial Institution (other than to a controlled Affiliate of such Financial Institution that becomes a party to this Agreement or a Permitted Transferee of such Financial Institution).

                  "Rules" has the meaning set forth in Section 8.09(b).

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar U.S. securities statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Separation Date" means the earlier of (x) the date on which the closing of the Registered Offering occurs and (y) July 31, 2000 or, if any of the managing underwriters for the Registered Offering indicate that market conditions are such that completion of the Registered Offering prior to such date is inadvisable, October 31, 2000.
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                  "Stockholders Agreement" means the Stockholders Agreement, dated as of August 21, 1998, among the Company, TDF and the other stockholders of the Company named in Schedule I thereto, as amended.

                  "Threshold Number" means that number of shares of Common Stock to be sold by FT in the Registered Offering the disposition of which would result in the FT Group having a maximum beneficial interest in the Company of less than 10% on a fully diluted basis, including the assumed conversion of all Equity Securities of the Company and CCUK held by or issuable to the FT Group into shares of Common Stock (without taking into account any Primary Shares proposed to be sold by the Company in the Registered Offering or the conversion of any Equity Securities of the Company and CCUK held by any other person).

                  "Transfer" has the meaning set forth in Section 4.02(b).

                  "Transfer Agreement" has the meaning set forth in Section 4.02(b).

                  (b) Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

                                   ARTICLE II

                    Representations, Warranties and Covenants

                  SECTION 2.01. Representations, Warranties and Covenants of FT, TDF and TFN. FT, TDF and TFN hereby jointly and severally represent, warrant and covenant to the Company, CCUK and the Financial Institutions as follows:

                  (a) Authority. Each of FT, TDF and TFN has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by FT, TDF and TFN. This Agreement has been duly executed and delivered by FT, TDF and TFN and constitutes a valid and binding obligation of FT, TDF and TFN enforceable against FT, TDF and TFN in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditor's rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness,
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         good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law. Other than filings required under applicable securities laws, under the HSR Act, if applicable, and the consent of the United Kingdom Office of Fair Trading, neither the execution, delivery or performance of this Agreement by FT, TDF or TFN nor the consummation by FT, TDF or TFN of the transactions contemplated hereby will (i) require any filing with, or permit, authorization, consent or approval of, any U.S., state or local government or any court, tribunal, administrative agency or commission or other governmental or regulatory authority or agency, domestic, foreign or supranational (a "Governmental Entity"), (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancelation or acceleration under, or result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever (a "Lien") upon any of the properties or assets of FT, TDF or TFN under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, contract, agreement or other instrument or obligation (a "Contract") to which FT, TDF or TFN is a party or by which FT, TDF or TFN or any of FT's, TDF's or TFN's properties or assets, including the FT Interest, may be bound the result of which would have a material adverse effect on the business, operations or financial condition of the FT Group taken as a whole or the ability of any member of the FT Group to fulfill its obligations under, or consummate the transactions contemplated by, this Agreement or (iii) violate any judgment, order, writ, preliminary or permanent injunction or decree (an "Order") or any statute, law, ordinance, rule or regulation of any Governmental Entity (a "Law") applicable to FT, TDF or TFN or any of FT's, TDF's or TFN's properties or assets, including the FT Interest, the violation of which would have a material adverse effect on the business, operations or financial condition of the FT Group taken as a whole or the ability of any member of the FT Group to fulfill its obligations under, or consummate the transactions contemplated by, this Agreement.

                  (b) The FT Interest. The FT Interest consists of 13,872,396 shares of Common Stock, 11,340,000 shares of Class A Common Stock, 2,163,000,000 CCUK Shares and CCUK Warrants to purchase 257,500,000 CCUK Shares. The FT Interest and the certificates representing such FT Interest are now and at all times after the date of this Agreement and prior to the Separation Date will be
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         held by TFN or another member of the FT Group, or by a nominee or custodian for its benefit, and TFN or another member of the FT Group has good title to such FT Interest, free and clear of any Liens, proxies, voting trusts or agreements, except for any such Liens or proxies arising under the Charter, the By-laws, the CCUK Shareholders Agreement, the Stockholders Agreement, the Governance Agreement, the Exchange Agreement or this Agreement. No member of the FT Group owns of record or beneficially any Equity Securities of the Company or CCUK other than the FT Interest.

                  (c) No Contrary Agreements. FT, TDF and TFN shall not, except as contemplated by Article IV or Section 5.01, (i) sell, transfer, pledge, assign or otherwise dispose of, or enter into any Contract, option or other arrangement (including any profit sharing arrangement) or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, the FT Interest to any person other than the Company or the Company's designee, (ii) enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to all or any portion of the FT Interest or (iii) take any other action that would in any way restrict, limit or interfere with the performance of their respective obligations hereunder or the transactions contemplated hereby.

                  (d) Stop Transfer. Each of FT, TDF and TFN agrees with, and covenants to, the Company that the Company and CCUK shall not register the transfer of any certificate representing any portion of the FT Interest unless such transfer is made in accordance with Article III,
         Article IV or Section 5.01. Each of FT, TDF and TFN authorizes any applicable depositary or securities custodian for the Equity Securities of the Company or CCUK to restrict transfer other than in accordance with Article III, Article IV or Section 5.01 of FT's, TDF's or TFN's beneficial interests in any global security that represents any portion of the FT Interest.

                  SECTION 2.02. Representations and Warranties of the Company and CCUK. The Company and CCUK hereby jointly and severally represent and warrant to FT, TDF, TFN and the Financial Institutions as follows:

                  (a) Authority. Each of the Company and CCUK has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the
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         consummation of the transactions contemplated hereby have been duly authorized by the Company and CCUK. This Agreement has been duly executed and delivered by the Company and CCUK and constitutes a valid and binding obligation of the Company and CCUK enforceable against the Company and CCUK in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditor's rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law. Other than filings required under applicable securities laws and under the HSR Act, if applicable, neither the execution, delivery or performance of this Agreement by the Company and CCUK nor the consummation by the Company and CCUK of the transactions contemplated hereby will (i) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancelation or acceleration under, or result in the creation of any Lien upon any of the properties or assets of the Company or CCUK under, any of the terms, conditions or provisions of any Contract to which the Company or CCUK is a party or by which the Company or CCUK or any of the Company's or CCUK's properties or assets may be bound the result of which would have a material adverse effect on the business, operations or financial condition of the Company and CCUK taken as a whole or the ability of the Company or CCUK to fulfill its obligations under, or consummate the transactions contemplated by, this Agreement or (iii) violate any Order or Law applicable to the Company or CCUK or any of the Company's or CCUK's properties or assets the violation of which would have a material adverse effect on the business, operations or financial condition of the Company and CCUK taken as a whole or the ability of the Company or CCUK to fulfill its obligations under, or consummate the transactions contemplated by, this Agreement.

                  SECTION 2.03. Representations and Warranties of the Financial Institutions. Each Financial Institution hereby severally and not jointly represents and warrants to the Company, CCUK, FT, TDF and TFN as follows:

                  (a) Authority. Such Financial Institution has all requisite power and authority to execute and deliver this Agreement and to consummate the
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         transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by such Financial Institution. This Agreement has been duly executed and delivered by such Financial Institution and constitutes a valid and binding obligation of such Financial Institution enforceable against such Financial Institution in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditor's rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law. Other than filings required in connection with the registration of securities contemplated hereby, other filings required under applicable securities laws and filings under the HSR Act, if applicable, neither the execution, delivery or performance of this Agreement by such Financial Institution nor the consummation by such Financial Institution of the transactions contemplated hereby will (i) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancelation or acceleration under, or result in the creation of any Lien upon any of the properties or assets of such Financial Institution under, any of the terms, conditions or provisions of any Contract to which such Financial Institution is a party or by which such Financial Institution or any of such Financial Institution's properties or assets may be bound the result of which would have a material adverse effect on the business, operations or financial condition of such Financial Institution or the ability of such Financial Institution to fulfill its obligations under, or consummate the transactions contemplated by, this Agreement or (iii) violate any Order or Law applicable to such Financial Institution or any of such Financial Institution's properties or assets the violation of which would have a material adverse effect on the business, operations or financial condition of such Financial Institution or the ability of such Financial Institution to fulfill its obligations under, or consummate the transactions contemplated by, this Agreement.
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                                   ARTICLE III

                           Registered Public Offering

                  SECTION 3.01. Registered Offering. Promptly following the execution and delivery of this Agreement by each of the parties hereto (other than the Financial Institutions) and the Letter of Undertakings by each of the parties thereto, the Company shall file a registration statement under the Securities Act contemplating a registered public offering of, and FT and the Company thereafter promptly shall commence a registered public offering (the "Registered Offering") pursuant to which FT will offer, on an underwritten basis, no fewer than the Threshold Number of shares of Common Stock. Prior to the filing of such registration statement, FT will cause, and the Company and CCUK will facilitate, the conversion or exchange of such portion of the FT Interest into shares of Common Stock as is necessary to permit FT to consummate the Registered Offering as contemplated by this Agreement. If prior to the commencement of the "road show" for the Registered Offering, developments occur in connection with a proposed private placement, strategic sale or other disposition of all or a portion of the FT Interest that could reasonably be expected to require amendment or supplementation of the registration statement pursuant to which the Registered Offering is being made, then FT may elect to delay the commencement of such "road show". No such election shall affect any other provision of this Agreement or extend any time period set forth herein.

                  SECTION 3.02. Selection of Managing Underwriters. FT shall designate one investment banking firm reasonably acceptable to the Company, and the Company shall designate one investment banking firm reasonably acceptable to FT, to serve as joint book-running managing underwriters of the Registered Offering. Each other underwriter that participates in the Registered Offering shall be reasonably acceptable to each of FT and the Company.

                  SECTION 3.03. Inclusion of Primary Shares and Additional FT Shares; Priority Rights. If and to the extent that the managing underwriters shall be of the opinion that such inclusion would not adversely affect the marketing of the Threshold Number of shares of Common Stock to be sold by FT, the Company may elect to register for sale by the Company up to 3.5 million shares of Common Stock or a quantity of securities of the Company convertible into up to 3.5 million shares of Common Stock (the "Primary Shares"), plus such number of additional shares of Common Stock or other securities as may be required to satisfy the Company's obligations pursuant to any overallotment option as described below, on the registration statement for the
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Registered Offering. If and to the extent that the managing underwriters shall be of the opinion that such inclusion would not adversely affect the marketing of the Threshold Number of shares of Common Stock to be sold by FT and the Primary Shares to be sold by the Company, FT may elect to register for sale by FT additional shares (the "Additional FT Shares") of Common Stock on the registration statement for the Registered Offering. If the managing underwriters determine during the marketing process or in connection with the pricing of the Registered Offering that it would be advisable to reduce the number of shares of Common Stock offered for sale, such reduction shall be made as follows: First, by reducing the number of Additional FT Shares; and second, by reducing the number of Primary Shares. Any shares of Common Stock or other securities sold pursuant to an overallotment option shall be allocated to the Company until the Company has sold shares of Common Stock (or securities convertible into a number of shares of Common Stock) equal to 7.0 million in the aggregate and thereafter shall be allocated pro rata between the Company and FT based on the number of such shares (or shares issuable upon conversion of any convertible securities), as applicable, sold by each. The Company shall use reasonable efforts to obtain any consents from holders of Equity Securities of the Company that have registration rights as of the date of this Agreement necessary to permit the consummation of the Registered Offering.

                  SECTION 3.04. Registration Procedures. The Registered Offering shall be treated as a registration of Restricted Shares requested pursuant to
Section 1.02 or Section 1.03 of Annex I hereto and, except as set forth in this
Article III, the registration procedures set forth in Section 1.04 of Annex I hereto shall govern the Registered Offering; provided, however, that the Registered Offering shall not reduce the number of requests for registration that may be made by holders of Restricted Shares pursuant to Section 1.02 or
Section 1.03 of Annex I hereto.

                  SECTION 3.05 Concurrent Offerings. Prior to the earlier of the Separation Date and the termination of this Agreement, except for (i) offerings made pursuant to registration statements on Forms S-4, S-8 or any successor thereto and (ii) offerings made pursuant to demand by holders of Equity Securities of the Company who are entitled to the benefits of a Contract entered into prior to the date hereof providing for the registration of securities of the Company, the Company will not conduct or facilitate any offerings of its Equity Securities, whether for its own account or that of other stockholders.

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                                   ARTICLE IV

                 Sale of Residual Shares; Obligations Following
                              Residual Share Sale

                  SECTION 4.01. Sale of Residual Shares. (a) No later than one Business Day after the earlier of (x) the closing of the Registered Offering and
(y) October 31, 2000, (i) FT shall, if it does not elect to sell the FT Interest as then constituted to one or more Financial Institutions, exercise or surrender to the Company all CCUK Warrants and convert or exchange all CCUK Shares and all shares of Class A Stock beneficially owned by the FT Group into or for shares of Common Stock, including the CCUK Ordinary Share contemplated to be retained by TDF pursuant to the Governance Agreement, or, if FT elects to sell the FT Interest as then constituted to one or more Financial Institutions, each Financial Institution shall exercise or surrender to the Company all CCUK Warrants and convert or exchange all CCUK Shares and all shares of Class A Stock it purchases pursuant to clause (ii) below, and (ii) FT shall, subject to the conditions set forth herein, sell (the "Residual Share Sale") either (A) all shares of Common Stock beneficially owned by any member of the FT Group after giving effect to the Registered Offering (such shares, including any shares of Common Stock issued to a Financial Institution on exercise or surrender to the Company of any CCUK Warrants and conversion or exchange of any CCUK Shares and any shares of Class A Stock purchased by such Financial Institution, the "Residual Shares") or (B) the FT Interest as then constituted to one or more Financial Institutions; provided, however, that FT may retain a number of Residual Shares sufficient to satisfy any obligation it may have pursuant to
Section 3.03 to sell shares of Common Stock pursuant to an overallotment option until the closing of such overallotment option or, if the overallotment option has not been exercised, the expiration date of such overallotment option. The price of the Residual Share Sale shall be determined by FT and the Financial Institutions. In the event the closing of the Registered Offering has not occurred on or prior to October 31, 2000, FT may sell the Residual Shares no later than one Business Day after October 31, 2000 pursuant to Section 5.01 instead of selling the Residual Shares to one or more Financial Institutions pursuant to clause (ii) of this Section 4.01(a).

                  (b) The Company and FT agree that, in connection with the Residual Share Sale, FT or its Affiliates may enter into one or more arrangements (together with the agreement governing the Residual Share Sale and any related agreements, the "Equity Swap Agreements") with any of the Financial Institutions providing for FT's economic participation in any gain or loss realized by such Financial

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Institution in respect of any disposition by such Financial Institution of the
Residual Shares; provided, however that no member of the FT Group shall retain or obtain any right to vote or influence the voting of the Residual Shares following the Separation Date. Any provision of an Equity Swap Agreement permitting any member of the FT Group to approve of, or otherwise influence the timing of, the disposition of the Residual Shares by any Financial Institution may not extend beyond the Final Disposition Date. The Equity Swap Agreements shall not be inconsistent with this Agreement.

                  SECTION 4.02. Obligations of Financial Institutions. (a) FT shall cause each Financial Institution in connection with, and as a condition of, the Residual Share Sale to such Financial Institution, to enter into a written counterpart to this Agreement (the form of which is set forth as Exhibit A hereto) satisfactory in all respects to the Company and CCUK whereby such Financial Institution shall agree to be bound by the terms of this Agreement specified in such counterpart. In no event shall any Financial Institution have any obligation under this Agreement unless and until it has executed a counterpart to this Agreement.

                  (b) Transfer Restrictions. Prior to the first anniversary of the Separation Date, each member of the FT Group and each Financial Institution shall not, without the prior written consent of the Company, sell, transfer, pledge, assign or otherwise dispose of ("Transfer") any Residual Shares, or enter into any Contract, option or other arrangement (including any profit sharing arrangement other than the Equity Swap Agreements) or understanding with respect to the sale, transfer, pledge, assignment or other disposition of any Residual Shares (a "Transfer Agreement") or enter into a transaction (other than the Equity Swap Agreements) which would have the same effect, including any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Residual Shares, whether such transaction is to be settled by delivery of the Residual Shares, in cash or otherwise, in each case except for the Residual Share Sale and except to any controlled Affiliate of such Financial Institution that becomes a party to this Agreement or to any Permitted Transferee of such Financial Institution. Each Financial Institution that Transfers Residual Shares to a Permitted Transferee shall obtain the agreement of such Permitted Transferee to comply with the obligations of such Financial Institution with respect to such Residual Shares under this Agreement and shall cause the Company to be made a third party beneficiary of such agreement. No transfer by a Financial Institution pursuant to this Section 4.02(b) shall relieve such Financial Institution of its obligations under this Agreement if the transferee does not perform such obligations. Notwithstanding the foregoing, after 90 days have elapsed from the Separation Date, the Financial Institutions shall have the right to Transfer the Residual Shares and enter into a Transfer Agreement, if an FT Credit Event has occurred and is continuing.

                  (c) Voting. Following the Separation Date, whenever a member of the FT Group or a Financial Institution shall have the right to vote any Residual Shares such party hereby directs its proxy appointed below to (i) be present, in person or represented by proxy, at any stockholder meeting of the Company for the purpose of determining the presence of a quorum at such meeting or for any action by written consent, and (ii) vote or cause to be voted all such party's Residual Shares in the same proportion as the votes cast by or on behalf of the other holders of Common Stock, including any other securities of the Company voting with the Common Stock as a class. Each member of the FT Group and each Financial Institution hereby irrevocably grants to, and appoints, E. Blake Hawk, Executive Vice President and General Counsel of the Company, and Donald J. Reid, Associate General Counsel of the Company, in their respective capacities as officers of the Company, and any such individuals who shall hereafter succeed to any such office of the Company, and each of them individually, as such party's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such party, to vote such party's Residual Shares, or grant a consent or approval in respect of such Residual Shares, in each case in accordance with this Section 4.02(c).

                  (d) Company Right to Require Disposition. If a Financial Institution has not disposed of its Residual Shares prior to the Final Disposition Date, the Company may require such Financial Institution to dispose of the Residual Shares by delivering a written notice (the "Required Disposition Notice") to such Financial Institution invoking the right set forth in this
Section 4.02(d). Each such Financial Institution shall use reasonable efforts to dispose of the Residual Shares within 90 Business Days after receipt of the Required Disposition Notice.

                  (e) Failure to Comply with Required Disposition. If one or more Financial Institutions has not disposed of its Residual Shares within 90 Business Days after receipt of the Required Disposition Notice, the Company shall have the right in its sole discretion to appoint a nationally recognized investment banking firm (selected after consultation with FT and such Financial Institutions) to conduct a sale of the Residual Shares held directly or indirectly by such Financial Institutions. The sale will be consummated as promptly as practicable in a manner and on such terms as are determined by such investment banking firm. All Offering Expenses incurred in connection with a sale pursuant to this paragraph shall be shared on a pro rata basis by the selling Financial Institutions. Each member of the FT Group and each selling Financial Institution will use all reasonable efforts to take or cause to be taken all action and to do or cause to be done all things necessary, proper or advisable to consummate the sale contemplated by this Section 4.02(e). At the closing of the sale contemplated by this Section 4.02(e), each selling Financial Institution shall deliver certificates evidencing the Residual Shares held directly or indirectly by such Financial Institution, duly endorsed, or accompanied by duly executed instruments of transfer, free and clear of any Liens, against delivery of such Financial Institution's share of the net sale proceeds.

                  (f) Stop Transfer. Each Financial Institution shall agree with, and covenant to, the Company that the Company shall not register the transfer of any certificate representing any portion of the Residual Shares unless such transfer is made in accordance with the terms of this Agreement. Each Financial Institution shall authorize any applicable depositary or securities custodian for the Common Stock to restrict transfer otherwise than in accordance with this Agreement of such Financial Institution's beneficial interests in any global security that represents such Residual Shares.

                  (g) Legends. The parties hereto acknowledge and agree that, on or after the Separation Date, the Company shall, against surrender by a member of the FT Group or a Financial Institution of certificates representing the Residual Shares (including certificates representing CCUK Warrants, CCUK Shares or shares of Class A Stock being surrendered pursuant to Section 4.01(a)), issue new certificates to such party representing the Common Stock surrendered or issued upon conversion, exercise or exchange of CCUK Warrants, CCUK Shares or shares of Class A Stock with one or both of the following legends, as applicable:

         "THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN A DISPOSITION AGREEMENT, DATED AS OF THE 17TH DAY OF MAY, 2000, AS IT MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH."

         "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS SUCH TRANSFER IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR IN A TRANSACTION EXEMPT FROM OR NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF SUCH ACT."

In the event that a Financial Institution requests that either or both legends set forth in this Section 4.02(g) be removed, the Company shall, upon the written request of such Financial Institution, issue to such Financial Institution a new certificate evidencing such Residual Shares without either or both of the legends, as applicable, required by this Section 4.02(g) endorsed thereon; provided, however, that such Financial Institution shall furnish or cause to be furnished to the Company and its transfer agent such legal opinions (which may be rendered by internal or external counsel to such Financial Institution) as the Company and its transfer agent may reasonably require to confirm that such legend is not required on such certificate.

                  SECTION 4.03. FT Standstill. Following the Separation Date, other than pursuant to the Equity Swap Agreements, no member of the FT Group shall (i) acquire, offer to acquire, or agree to acquire, by purchase, gift or otherwise, the beneficial ownership of any Residual Shares or (ii) enter into a transaction which would have the same effect, including any swap, hedge or other arrangement that results in the acquisition of any of the economic consequences of ownership of any of the Residual Shares of the Company or CCUK, whether such transaction is to be settled by delivery of the Residual Shares, in cash or otherwise.

                                    ARTICLE V

                            Alternative Dispositions

                  SECTION 5.01. Alternative Dispositions. FT may continue to entertain any other opportunities to and, if they so elect, may sell all or part of the FT Interest in private placements, strategic sales or otherwise, in each case in coordination with the Company and in compliance with all existing agreements with respect to the FT Interest; provided, however, that, following the commencement of the "roadshow" for the Registered Offering, FT shall not (i) other than as disclosed in the registration statement for the Registered Offering, reduce the number of shares of Common Stock to be offered in the Registered Offering to an amount below the Threshold Amount, as calculated on such date, or (ii) take any action with respect to any such other opportunities that could reasonably be expected in the determination of counsel to the Company to require amendment or supplementation of the registration statement pursuant to which the Registered Offering is being made. If, as a result of any such alternative disposition, the Registered Offering shall be terminated, all Offering Expenses incurred prior to the date of such termination shall be borne by FT and the Company in proportion to the number of shares of Common Stock that would have been sold by each (or the number of shares of Common Stock into which the securities to be sold would have been convertible) had the Registered Offering been consummated.

                  SECTION 5.02. Exchange or Conversion. The Company shall use its best efforts to facilitate any conversion or exchange of CCUK Shares and Class A Common Shares beneficially owned by the FT Group or the Financial Institutions into or for shares of Common Stock and the exercise of the CCUK Warrants beneficially owned by the FT Group or the Financial Institutions into CCUK Shares as may be necessary for the purpose of carrying out the terms of this Agreement; any such conversion, exchange or exercise by the Financial Institutions shall be on the same terms as though made by a member of the FT Group.

                                   ARTICLE VI

                       Termination of Existing Agreements

                  SECTION 6.01. Termination of Existing Agreements. The Company, CCUK, FT, TDF and TFN hereby agree that, effective as of the Separation Date, all rights and obligations of each of the Company, CCUK and the members of the FT Group under the CCUK Services Agreement, the CCUK Shareholders Agreement, the Governance Agreement, the Stockholders Agreement and the Exchange Agreement shall automatically and irrevocably terminate, in each case other than obligations of the Company or CCUK owed to persons other than members of the FT Group, and that they shall enter into such amendments to such agreements as are necessary to memorialize the foregoing, provided that any provisions of such agreements regarding conversion and exchange of ownership interests remain effective until such conversion or exchange (whether by a member of the FT Group or a Financial Institution) is completed and any Financial Institution holding all or a portion of the FT Interest shall have the benefit of such provisions prior to such conversion or exchange.

                  SECTION 6.02. Waiver of Rights. Each of FT, TDF and TFN, on behalf of itself and each other member of the FT Group, hereby irrevocably waives, effective as of the Separation Date, any rights it may otherwise retain under the Charter or By-Laws and hereby consents to any amendment to the Charter or By-Laws to eliminate reference to any such rights.

                                   ARTICLE VII

                         Registration of Residual Shares

                  SECTION 7.01. Registration of Residual Shares. At such time as a Financial Institution enters into a counterpart to this Agreement as contemplated by Section 4.02(a), the holders of Restricted Shares shall be entitled to the registration provisions set forth in Annex I hereto, the terms of which are hereby incorporated herein and made a part of this Agreement.

                  SECTION 7.02. Priority of Agreements. The registration rights set forth herein shall supersede any existing registration rights in respect of the shares of Common Stock to be included in the Registered Offering to which any member of the FT Group may be a beneficiary, including pursuant to the Stockholders Agreement, and each of FT, TDF and TFN, on behalf of itself and each other member of the FT Group, hereby irrevocably waives all such rights unless and until this Agreement is terminated in accordance with its terms.

                                  ARTICLE VIII

                                  Miscellaneous

                  SECTION 8.01. Reasonable Efforts; Further Actions. The parties hereto each will use all reasonable efforts to take or cause to be taken all action and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

                  SECTION 8.02. Consents. The parties hereto will cooperate with each other in filing any necessary applications, reports or other documents with, giving any notices to, and seeking any consents from, all regulatory bodies and all governmental agencies and authorities and all third parties as may be required in connection with the consummation of the transactions contemplated by this Agreement.

                  SECTION 8.03. Amendment and Waiver. This Agreement may not be amended, supplemented or discharged, and no provision hereof may be modified, except expressly by an instrument in writing signed by the parties hereto. Any term or provision of this Agreement may be waived, but only in writing by the party which is entitled to the benefit thereof. No waiver of any provision hereof by any party shall constitute a waiver thereof by any other party nor shall any such waiver constitute a continuing waiver of any matter by such party.

                  SECTION 8.04. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute but one instrument. It shall not be necessary for each party to sign each counterpart so long as every party has signed at least one counterpart.

                  SECTION 8.05. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and may be given by any of the following methods: (a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) overnight delivery service. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder):

     If to the Company:  Crown Castle International Corp.
                         510 Bering Drive, Suite 500
                         Houston, TX 77057
                         Fax: (713) 570-3150
                         Attn:  General Counsel

     with a copy to:     Cravath, Swaine & Moore
                         Worldwide Plaza
                         825 Eighth Avenue
                         New York, NY 10019
                         Fax: (212) 474-3700
                         Attn:  Stephen L. Burns, Esq.

     If to the           France Telecom
     FT Group:           6, place d'Alleray
                         77505 Paris Cedex 15
                         France
                         Fax:  33 1 44 44 98 03
                         Attn: Eric Bouvier
     with a copy to:     Allen & Overy
                         10 East 50th Street
                         New York, NY 10022
                         Fax: (212) 610-6399
                         Attn:  Cathleen E. McLaughlin, Esq.

     if to a holder of
     Restricted Shares:  To the address set forth
                         in the counterpart pursuant
                         to which such holder becomes
                         a party to this Agreement.

All such notices, requests, demands, waivers and communications shall be deemed received upon (i) actual receipt thereof by the addressee, (ii) actual delivery thereof to the appropriate address or (iii) in the case of a facsimile transmission, upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice have been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed to be received or the validity of such facsimile notice.

                  SECTION 8.06. Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns; provided, however, that the provisions hereof shall not be binding upon and shall not inure to the benefit of any Financial Institution unless and until it has executed a counterpart to this Agreement. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including by operation of law, by any party hereto, except as provided in Section 7.01.

                  SECTION 8.07. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

                  SECTION 8.08. Expenses. Except as otherwise set forth herein, each of the parties hereto shall pay its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and expenses of counsel, irrespective of when incurred.

                  SECTION 8.09. Applicable Law and Jurisdiction; Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York, regardless of the laws that might otherwise apply under applicable principles of conflicts of laws thereof.

                  (b) Any controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement or otherwise arising out of the execution hereof, including any claim based on contract, tort or statute, shall be determined, at the request of any party, by arbitration conducted in New York, New York, before and in accordance with the then-existing Rules for commercial Arbitration of the American Arbitration Association (the "Rules"), and any judgment or award rendered by the arbitrator shall be final, binding and unappealable. Any state or federal court having jurisdiction may enter a judgment, or issue an injunction or other equitable relief, on such award. Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, for purposes of entering such judgment or issuing such injunction or other equitable relief. The pre-trial discovery procedures of the Federal Rules of Civil Procedure shall apply to any arbitration hereunder. Any controversy concerning whether a dispute is an arbitrable dispute or as to the interpretation or enforceability of this paragraph shall be determined by the arbitrator. The arbitrator shall be a neutral arbitrator who has expertise in the subject matter(s) of the dispute. The parties intend that the provisions to arbitrate set forth herein be valid, enforceable and irrevocable. The designation of the situs or a governing law for this Agreement or the arbitration shall not be deemed an election to preclude application of the Federal Arbitration Act, if it would be applicable. In the arbitrator's award the arbitrator shall allocate, in such arbitrator's discretion, among the parties to the arbitration all costs of the arbitration, including the fees and expenses of the arbitrator and reasonable attorneys' fees, costs and expert witness expenses of the parties.

                  The parties agree to comply with any award made in any such arbitration proceedings that has become final in accordance with the Rules and agree to the entry of a judgment in any jurisdiction upon any award rendered in such proceedings becoming final under the Rules. The arbitrator shall be entitled, if appropriate, to award any remedy in such proceedings permitted in a civil proceeding under the laws of the State of New York including, if appropriate, monetary damages, specific performance and all other forms of legal and equitable relief.

                  SECTION 8.10. Article and Section Headings. The article, section and other headings contained in this Agreement and the exhibits and annexes hereto are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.

                  SECTION 8.11. Specific Enforcement. The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached for which money damages would not be an adequate remedy. It is accordingly agreed that, notwithstanding Section 8.09, so long as permitted by applicable law, the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof without the necessity of proving the inadequacy of money damages as a remedy.

                  SECTION 8.12. Severability. Should any provision of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which remaining provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and enforced to the fullest extent permitted by law.

                  SECTION 8.13. Publicity. Except as otherwise required by any applicable law, court process or the rules of a national securities exchange or the Nasdaq National Market, for so long as this Agreement is in effect, none of any member of the FT Group, the Financial Institutions, the Company or CCUK shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of each other party to this Agreement, which consent shall not be unreasonably withheld.

          IN WITNESS WHEREOF, each party hereto has executed this Agreement as of the day and year first above written.

                              CROWN CASTLE INTERNATIONAL
                              CORP.,

                              by /s/ E. Blake Hawk
                              ---------------------------
                              Name: E. Blake Hawk
                              Title:

                              CROWN CASTLE UK HOLDINGS
                              LIMITED,

                              by /s/ E. Blake Hawk
                              ---------------------------
                              Name: E. Blake Hawk
                              Title:

                              FRANCE TELECOM S.A.,

                              by /s/ Eric Bouvier
                              ---------------------------
                              Name: Eric Bouvier
                              Title:

                              TELEDIFFUSION DE FRANCE
                              INTERNATIONAL S.A.,

                              by /s/ Eric Bouvier
                              ---------------------------
                              Name: Eric Bouvier
                              Title:

                              TRANSMISSION FUTURE NETWORKS
                              B.V.

                              by /s/ Eric Bouvier
                              ---------------------------
                              Name: Eric Bouvier
                              Title:

                                                                       Exhibit A

                      [Form of Counterpart Signature Page]

                  The undersigned hereby agrees to be bound, severally and not jointly with any other Financial Institution, effective as of such time as this Counterpart Signature Page is executed, as a "Financial Institution" to the preamble, the recitals, Article I, Section 2.03,
         Section 4.01, Section 4.02, Article VII, Article VIII and Annex I (the "Financial Institution Provisions") of the Disposition Agreement dated as of May 17, 2000, among CROWN CASTLE INTERNATIONAL CORP., a Delaware corporation, CROWN CASTLE UK HOLDINGS LIMITED, a company incorporated under the laws of England and Wales, which was formerly known as Castle Transmission Services (Holdings) Ltd, FRANCE TELECOM S.A., a company incorporated under the laws of France ("FT"), TELEDIFFUSION DE FRANCE INTERNATIONAL S.A., a wholly owned indirect subsidiary of FT and a company incorporated in France, and TRANSMISSION FUTURE NETWORKS B.V., a wholly owned indirect subsidiary of FT and a company organized under the laws of the Netherlands, with the rights of a Financial Institution party set forth therein.


                              ---------------------------
                              (Financial Institution)
Dated:                        By:
     ------------------          ---------------------------
                                      (signature)

                              ---------------------------
                                 (name and title)

                              ---------------------------
                               (city/state/zip code)

                              ---------------------------
                                     (phone)

                              ---------------------------
                                   (facsimile)

Acknowledged as of the date set forth above:

CROWN CASTLE INTERNATIONAL CORP.,

by /s/ E. Blake Hawk
---------------------------
  Name:  E. Blake Hawk
  Title:

FRANCE TELECOM, S.A.,

by /s/ Eric Bouvier
---------------------------
  Name:  Eric Bouvier
  Title:

                                                                         Annex I


                             Registration Provisions

                  SECTION 1.01. "Piggy-Back" Registration. If the Company proposes to register any of its securities under the Securities Act for sale to the public at any time during the Registration Period, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Restricted Shares for sale to the public), each such time it will give written notice to all holders of outstanding Restricted Shares of its intention so to do. Upon the written request of any such holder, received by the Company within 20 days after the giving of any such notice by the Company, to register any of its Restricted Shares, the Company will, subject as provided below, cause the Restricted Shares as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder of such Restricted Shares so registered. In the event that any registration pursuant to this Section 1.01 shall be, in whole or in part, an underwritten public offering of Equity Securities of the Company, the number of securities to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold therein as follows: first, all persons (other than the Company, the requesting holders of Restricted Shares and requesting holders of Equity Securities of the Company who are entitled to the benefits of a Contract entered into prior to the date hereof providing for the registration of Equity Securities of the Company) who have requested shares to be registered shall be reduced in the manner provided by the Company. In the event that the number of shares requested to be registered after such reduction shall still be in excess of the number of shares recommended to be registered by the underwriters, then the number of shares shall be further reduced pro rata among the requesting holders of Restricted Shares according to the number of shares requested by each such holder to be registered. In the event the number of shares requested to be registered after such reduction shall still be in excess of the number of shares recommended to be registered by the underwriters then the number of shares shall be reduced among the requesting holders of Equity Securities of the Company who are entitled to the benefits of a Contract entered into prior to the date hereof providing for the registration of Equity Securities of the Company in accordance with the applicable Contracts relating to such holders' registration rights. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 1.01 without thereby incurring any liability to the holders of Restricted Shares. There shall be no limit to the number of registrations of Restricted Shares which may be effected under this Section 1.01.

                  SECTION 1.02. Demand Registration. (a) At any time during the Registration Period, the holders of Restricted Shares may request the Company to register under the Securities Act all or a portion of the Restricted Shares held by them for sale in the manner specified in such notice; provided, that the reasonably anticipated aggregate net proceeds to the sellers from such public offering would exceed (A) $30 million at any time when such Restricted Shares could not be sold pursuant to Rule 144(k) under the Securities Act or (B) $50 million at any time when such Restricted Shares could be sold pursuant to Rule 144(k) under the Securities Act. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 1.02 within 90 days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering in which the holders of Restricted Shares shall have been entitled to join pursuant to Sections 1.01 or
1.03 and in which there shall have been effectively registered all Restricted Shares as to which registration shall have been requested.

                  (b) Following receipt of any notice under Section 1.02(a), the Company shall notify all holders of Restricted Shares from whom such notice has not been received and shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from requesting holders, the number of Restricted Shares specified in such notice (and in all notices received by the Company from other holders within 20 days after the giving of such notice by the Company). If such method of disposition shall be an underwritten public offering, the holders of a majority of the Restricted Shares to be sold in such offering may designate the managing underwriter of such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed. The Company shall be obligated to register Restricted Shares pursuant to Section 1.02(a) on one occasion only and pursuant to Section 1.02(b), subject to Section 1.03(b), on one occasion only, provided, however, that such obligations shall be deemed satisfied only when a registration statement covering all Restricted Shares specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto unless
(i) any
such registration statement does not become effective due to the withdrawal thereof by or on the request of the holders of 66-2/3% of the Restricted Shares to be registered or (ii) the reason all Restricted Shares specified in notices pursuant to this Section 1.02 are not registered is due to a limitation on the registration of shares by the managing underwriter (which limitation shall be applied pro rata) and no more than 50% of the Restricted Shares so specified are not registered as a result of the limitation imposed by such managing underwriter or the voluntary withdrawal of any such shares from registration by the holder thereof.

                  (c) The Company shall be entitled to include in any registration statement referred to in this Section 1.02, for sale in accordance with the method of disposition specified by the requesting holders, Common Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Restricted Shares to be sold.

                  SECTION 1.03. Registration on Form S-3. (a) If at any time during the Registration Period (i) a holder or holders of a majority of the Restricted Shares request that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the Restricted Shares held by such requesting holder or holders, the reasonably anticipated aggregate price to the public of which would exceed (A) $30 million at any time when such Restricted Shares could not be sold pursuant to Rule 144(k) under the Securities Act or (B) $50 million at any time when such Restricted Shares could be sold pursuant to Rule 144(k) under the Securities Act, and (ii) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of Restricted Shares specified in such notice. Whenever the Company is required by this Section 1.03 to use its best efforts to effect the registration of Restricted Shares, each of the procedures and requirements of Section 1.02 and 1.04 shall apply to such registration; provided, however, that, subject to Section 1.03(b), the Company shall not be required to effect more than one registration on Form S-3 which may be requested and obtained under this Section 1.03.

                  (b) If the Company shall have effected a demand registration pursuant to Section 1.02, it shall not be required to effect a registration on Form S-3 pursuant to Section 1.03, and if the Company shall have effected a registration on Form S-3 pursuant to Section 1.03, it shall not be required to effect a demand registration pursuant to Section 1.02.

                  SECTION 1.04. Registration Procedures. If and whenever the Company is required by the provisions of Sections 1.01, 1.02 or 1.03 to use its best efforts to effect the registration of any Restricted Shares under the Securities Act, the Company will, as expeditiously as possible:

                  (a) prepare and file with the Commission a registration statement with respect to such securities;

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (i) below and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Shares covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

                  (c) furnish to each seller of Restricted Shares and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Shares covered by such registration statement;

                  (d) use its best efforts to register or qualify the Restricted Shares covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Restricted Shares or, in the case of an underwritten public offering, the managing underwriter reasonably shall request; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

                  (e) use its best efforts to list the Restricted Shares covered by such registration statement with any securities exchange or market on which the Common Stock, if applicable, is then listed or quoted;

                  (f) immediately notify each seller of Restricted Shares and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                  (g) at the request of any seller of Restricted Shares, use its best efforts to furnish on the date that Restricted Shares are delivered to the underwriters for sale or otherwise first sold pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and such seller, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act and (B) to such other effects as are customary for such opinions in light of the nature of the offering and such seller as may be reasonably requested by the underwriters, such seller or their respective counsel and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and such seller stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters or such seller reasonably may request;

                  (h) (i) make available for inspection by each seller of Restricted Shares, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, (ii) cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement and (iii) provide each seller and its counsel with the opportunity to participate in the preparation of such registration statement; provided, however, that the foregoing inspection, information gathering and participation shall be conducted by one underwriter, one counsel and one accounting firm, in each case designated by the holders of a majority of the Restricted Shares included on such Registration Statement;

                  (i) with respect to any registration statement pursuant to which Restricted Shares are to be sold pursuant to Sections 1.01, 1.02 or 1.03, the Company shall use its best efforts to cause such registration statement to become and remain effective for 180 days; and

                  (j) enter into such agreements and take such other actions as the sellers of Restricted Shares and the underwriters reasonably request in order to expedite or facilitate the disposition of such Restricted Shares, including preparing for and participating in such number of "road shows", and all such other customary selling efforts, as the underwriters reasonably request in order to expedite or facilitate such disposition.

                  In connection with each registration hereunder, the sellers of Restricted Shares will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as shall be reasonably necessary in order to ensure compliance with Federal and applicable state securities laws.

                  In connection with each registration pursuant to Sections 1.01, 1.02 or 1.03 covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature (it being understood that the Company will not require a selling stockholder to make any representation, warranty or agreement in such agreement other than with respect to such stockholder, the ownership of such stockholder's securities being registered and such stockholder's intended method of disposition). The representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of the underwriters in such written agreement with the underwriters shall also be made to and for the benefit of the selling stockholders. In the event that any condition to the obligations under any such written agreement with the underwriters are not met or waived, and such failure to be met or waived is not attributable to the fault of the selling stockholders requesting a demand registration pursuant to Sections 1.02 and 1.03, such request for registration shall not be deemed exercised for purposes of determining whether such registration has been effected for purposes of Section 1.02 or 1.03.

                  SECTION 1.05. Expenses. All expenses incurred by the Company in complying with Sections 1.01, 1.02 or 1.03, including all printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance, fees and disbursements of counsel for the sellers of Restricted Shares and all underwriting discounts and selling commissions applicable to the sale of Restricted Shares are called "Offering Expenses".

                  All Offering Expenses in connection with each registration statement under Sections 1.01, 1.02 or 1.03 shall be borne by the participating sellers in proportion to the number of shares of Common Stock sold by each (or the number of shares of Common Stock into which the securities sold are convertible), or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree. All registration fees and National Association of Securities Dealers, Inc. filing fees in connection with each registration statement under Section 1.01, 1.02 or 1.03 shall be borne by the Company.

                  SECTION 1.06. Indemnification and Contribution. (a) In the event of a registration of any of the Restricted Shares under the Securities Act pursuant to Sections 1.01, 1.02 or 1.03, the Company will indemnify and hold harmless each seller of such Restricted Shares thereunder, each underwriter of such Restricted Shares thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Shares were registered under the Securities Act pursuant to Sections 1.01, 1.02 or 1.03, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by such seller, such underwriter or such controlling person specifically for use in such registration statement or prospectus.

                  (b) In the event of a registration of any of the Restricted Shares under the Securities Act pursuant to Sections 1.01, 1.02 or 1.03, each seller of such Restricted Shares thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Shares were registered under the Securities Act pursuant to Sections 1.01, 1.02, or 1.03, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; and provided further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the proceeds received by such seller from the sale of Restricted Shares covered by such registration statement.

                  (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 1.06 and shall only relieve it from any liability which it may have to such indemnified party under this Section 1.06 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 1.06 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

                  (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this
Section 1.06 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 1.06 provides for indemnification in such case, (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 1.06, or (iii) the indemnification provided for by this
Section 1.06 is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) (x) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other or (y) if the allocation provided by clause (x) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative fault referred to in clause (x) above but also the relative benefits received by the indemnifying party and the indemnified party from the offering of the securities (taking into account the portion of the proceeds of the offering received by each such party) as well as the statements or omissions which resulted in such losses, claims, damages or liabilities and any other relevant equitable considerations. No person will be required to contribute any amount in excess of the proceeds received by such person in respect of all such Restricted Shares offered and sold by it pursuant to such registration statement and no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  SECTION 1.07. Changes in Common Stock; Successors. (a) If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

                  (b) If the Company consolidates with, or merges into or with, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or a majority of its assets to any person or group, or any person or group consolidates with, or merges into or with, the Company, each holder of Restricted Shares shall, as a condition to the relevant transaction involving such person, group or successor in business, be granted by such person, group or successor in business, equivalent rights to the rights granted in this Agreement.

                  SECTION 1.08. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of Restricted Shares to the public without registration, the Company shall:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                  (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) furnish to each holder of Restricted Shares forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Restricted Shares without registration.

                  SECTION 1.09. Suspension of Registration Obligations; "Clear Market" Conditions.(a) Notwithstanding the provisions of Section 1.04(a), (i) the Company's obligation to file a registration statement, or cause such registration statement to become and remain effective (A) may be suspended on one occasion for a period not to exceed 90 days if there exists at the time material nonpublic information relating to the Company which, in the reasonable opinion of the Company, should not be disclosed and (B) shall not apply for the period which begins seven days prior to and ends 90 days after the commencement of a public offering of the Common Stock, so long as the Company has fulfilled its notice obligations under Sections 1.01, 1.02 or 1.03 with respect to such offering and
(ii) if a public offering of the Common Stock has been previously commenced, neither the Company nor any controlling person of the Company shall commence another public offering of the Common Stock until 90 days after the commencement of such prior offering. If the Company's obligation to file a registration statement, or cause such registration statement to become and remain effective, is suspended at any time during the 90 days immediately preceding the second anniversary of the Separation Date, then the Registration Period shall be extended until the date (the "Registration Termination Date") that occurs a number of days after the second anniversary of the Separation Date (or, if later, the date on which such obligation is no longer suspended) equal to the number of days during such 90 day period that such obligation is suspended.

                  (b) Except for (i) registration statements on Forms S-4, S-8 or any successor thereto and (ii) registration statements, prospectuses and prospectus supplements filed following a demand by holders of Equity Securities of the Company who are entitled to the benefits of a Contract entered into prior to the date hereof providing for the registration of Equity Securities of the Company, the Company will not file with the Commission any other registration statement, or file a prospectus or prospectus supplement with respect to an existing "shelf" registration statement, in each case with respect to its Equity Securities, whether for its own account or that of other stockholders, from the date of receipt of either (A) the notice from requesting holders contemplated by
Section 1.02 or (B) a notice from requesting holders (which may be delivered at or following the time such holders deliver the notice requesting filing of a registration statement pursuant to Section 1.03) that such holders intend promptly to commence an offering pursuant to a registration statement filed pursuant to Section 1.03, to until 90 days after the commencement of the public offering of the Restricted Shares covered by the registration statement requested pursuant to Section 1.02 or Section 1.03; provided, however, that the Company shall not be required to refrain from filing any other registration statement for a period prior to the commencement of such public offering that would exceed 90 days.

                  SECTION 1.10. Transferability of Registration Rights. Registration rights conferred herein shall only inure to the benefit of holders of Restricted Shares that become a party to the Agreement to which this Annex I is annexed pursuant to Section 4.02(b) of such Agreement and their Permitted Transferees.

                  SECTION 1.11. Other Registration Rights. The Company shall not grant to any third party any registration rights inconsistent with any of those contained herein or that would permit a beneficiary of such rights to demand registration of Equity Securities of the Company prior to the Company's satisfying any prior or concurrent demand to register Restricted Shares, so long as any of the registration rights under this Agreement remains in effect.

                 AMENDMENT NO. 1 TO DISPOSITION AGREEMENT (this "Agreement")
            dated as of the 5th day of June, 2000, among CROWN CASTLE INTERNATIONAL CORP., a Delaware corporation (the "Company"), CROWN CASTLE UK HOLDINGS LIMITED, a company incorporated under the laws of England and Wales ("CCUK"), which was formerly known as Castle Transmission Services (Holdings) Ltd, FRANCE TELECOM S.A., a company incorporated under the laws of France ("FT"), TELEDIFFUSION DE FRANCE INTERNATIONAL S.A. ("TDF"), a wholly owned indirect subsidiary of FT and a company incorporated in France, and TRANSMISSION FUTURE NETWORKS B.V., a wholly owned indirect subsidiary of FT and a company organized under the laws of the Netherlands ("TFN"), and the FINANCIAL INSTITUTIONS (the "Financial Institutions") that have executed counterpart signature pages thereto.

                             W I T N E S S E T H :

         WHEREAS the Company, CCUK, FT, TDF and TFN have entered into a Disposition Agreement (the "Disposition Agreement") dated as of the 17th day of May, 2000; and

         WHEREAS, the Company, CCUK, FT, TDF and TFN desire to enter into this Amendment to amend the Disposition Agreement.

         Capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Disposition Agreement, as amended hereby.

         NOW, THEREFORE, the Company, CCUK, FT, TDF and TFN, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

                                   ARTICLE I

                       Amendment to Disposition Agreement

         SECTION 1.01. Amendment to Disposition Agreement. Upon the effectiveness of this Amendment, the Disposition Agreement shall be and is hereby amended as set forth in paragraph (a) below.

          (a) The reference to "one Business Day" in the first clause of the first sentence of Section 4.01(a) shall be replaced by the phrase "30 calendar days".

     SECTION 1.02. Disposition Agreement. Except as expressly amended or modified herein, the Disposition Agreement (as amended hereby) shall continue in full force and effect in accordance with the provisions hereof and thereof as in existence on the date hereof. After the date hereof, any reference to the Disposition Agreement, shall mean the Disposition Agreement as amended by this Amendment.

                                   ARTICLE II

                                 Miscellaneous

     SECTION 2.01. Amendment and Waiver. This Amendment may not be amended, supplemented or discharged, and no provision hereof may be modified, except expressly by an instrument in writing signed by the parties hereto. Any term or provision of this Amendment may be waived, but only in writing by the party which is entitled to the benefit thereof. No Waiver of any provision hereof by any party shall constitute a waiver thereof by any other party nor shall any such waiver constitute a continuing waiver of any matter by such party.

     SECTION 2.02. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute but one instrument. It shall not be necessary for each party to sign each counterpart so long as every party has signed at least one counterpart.

     SECTION 2.03. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Amendment shall be in writing and may be given by any of the following methods: (a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) overnight delivery service. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder):

     If to the Company:  Crown Castle International Corp.
                         510 Bering Drive, Suite 500
                         Houston, TX 77057
                         Fax:  (713) 570-3150
                         Attn: General Counsel
with a copy to:            Cravath, Swaine & Moore
                           Worldwide Plaza
                           825 Eighth Avenue
                           New York, NY 10019
                           Fax: (212) 474-3700
                           Attn: Stephen L. Burns, Esq.

If to the                  France Telecom
PT Group:                  6, place d'Alleray
                           77505 Paris Cedex 15
                           France
                           Fax: 33 1 44 44 98 03
                           Attn: Eric Bouvier

with a copy to:            Allen & Overy
                           10 East 50th Street
                           New York, NY 10022
                           Fax: (212) 610-6399
                           Attn: Cathleen E. McLaughlin, Esq.

if to a holder of
Restricted Shares:         To the address set forth
                           in the counterpart pursuant to
                           which such holder becomes a party
                           to the Disposition Agreement.

All such notices, requests, demands, waivers and communications shall be deemed received upon (i) actual receipt thereof by the addressee, (ii) actual delivery thereof to the appropriate address or (iii) in the case of a facsimile transmission, upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice have been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed to be received or the validity of such facsimile notice.

         SECTION 2.04. Binding Effect; Assignment. This Amendment and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns; provided, however, that the provisions hereof shall not be binding upon and shall not inure to the benefit of any Financial Institution unless and until it has executed a counterpart to the Disposition Agreement. Neither this Amendment nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including by operation of law, by any party hereto.

     SECTION 2.05. Entire Agreement. This Amendment constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

     SECTION 2.06. Expenses. Except as otherwise set forth in the Disposition Agreement, each of the parties hereto shall pay its own costs and expenses incurred in connection with this Amendment and the transactions contemplated hereby, including the fees and expenses of counsel, irrespective of when incurred.

     SECTION 2.07. Applicable Law and Jurisdiction; Service of Process. (a) This Amendment shall be construed in accordance with and governed by the law of the State of New York, regardless of the laws that might otherwise apply under applicable principles of conflicts of laws thereof.

     (b) Any controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance or breach of this Amendment or otherwise arising out of the execution hereof, including any claim based on contract, tort or statute, shall be determined, at the request of any party, by arbitration conducted in New York, New York, before and in accordance with the then-existing Rules for commercial Arbitration of the American Arbitration Association (the "Rules"), and any judgment or award rendered by the arbitrator shall be final, binding and unappealable. Any state or federal court having jurisdiction may enter a judgment, or issue an injunction or other equitable relief, on such award. Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, for purposes of entering such judgment or issuing such injunction or other equitable relief. The pre-trial discovery procedures of the Federal Rules of Civil Procedure shall apply to any arbitration hereunder. Any controversy concerning whether a dispute is an arbitrable dispute or as to the interpretation or enforceability of this paragraph shall be determined by the arbitrator. The arbitrator shall be a neutral arbitrator who has expertise in the subject matter(s) of the dispute. The parties intend that the provisions to arbitrate set forth herein be valid, enforceable and irrevocable. The designation of the situs or a governing law for this Amendment or the arbitration shall not be deemed an election to preclude application of the Federal Arbitration Act, if it would be applicable. In the arbitrator's award the arbitrator shall allocate, in such arbitrator's discretion, among the parties to the arbitration all costs of the arbitration, including the fees and expenses of the arbitrator and reasonable attorneys' fees, costs and expert witness expenses of the parties.

     The parties agree to comply with any award made in any such arbitration proceedings that has become final in accordance with the Rules and agree to the entry of a judgment in any jurisdiction upon any award rendered in such proceedings becoming final under the Rules. The arbitrator shall be entitled, if appropriate, to award any remedy in such proceedings permitted in a civil proceeding under the laws of the State of New York including, if appropriate, monetary damages, specific performance and all other forms of legal and equitable relief.

     SECTION 2.08. Article and Section Headings. The article, section and other headings contained in this Amendment and the exhibits and annexes hereto are for reference purposes only and shall not affect the meaning or interpretation of this Amendment. When a reference is made in this Amendment to a Section, such reference shall be to a Section of this Amendment unless otherwise indicated.

     SECTION 2.09. Specific Enforcement. The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Amendment were not performed in accordance with their specific terms or were otherwise breached for which money damages would not be an adequate remedy. It is accordingly agreed that, notwithstanding Section 2.07, so long as permitted by applicable law, the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Amendment and to enforce specifically the terms and provisions hereof without the necessity of proving the inadequacy of money damages as a remedy.

     SECTION 2.10. Severability. Should any provision of this Amendment for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Amendment, which remaining provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and enforced to the fullest extent permitted by law.

     SECTION 2.11. Publicity. Except as otherwise required by any applicable law, court process or the rules of a national securities exchange or the Nasdaq National Market, for so long as this Amendment is in effect, none of any member of the FT Group, the Financial Institutions, the

     IN WITNESS WHEREOF, each party hereto has executed this Amendment as of the day and year first above written.

                                              CROWN CASTLE INTERNATIONAL CORP.,

                                              by /s/ E. Blake Hawk
                                                 ------------------------------
                                              Name:  E. Blake Hawk
                                              Title:


                                              CROWN CASTLE UK HOLDINGS LIMITED,

                                               by /s/ ILLEGIBLE
                                                 ------------------------------
                                              Name:   ILLEGIBLE
                                              Title:


                                              FRANCE TELECOM S.A.,

                                              by /s/ Eric Bouvier
                                                 ------------------------------
                                              Name:  Eric Bouvier
                                              Title:


                                              TELEDIFFUSION DE FRANCE
                                              INTERNATIONAL S.A.,

                                              by /s/ Eric Bouvier
                                                 ------------------------------
                                              Name:  Eric Bouvier
                                              Title:


                                              TRANSMISSION FUTURE NETWORKS B.V.,

                                              by /s/ Eric Bouvier
                                                 ------------------------------
                                              Name:  Eric Bouvier
                                              Title: